Exhibit 99.1
MESSAGE FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
The Transformation Continues — Our Markets Are Improving, And So Is ATI.
2010 Was the Transition Year
2 010 was a much better year than 2009. Sales grew 33% to over $4 billion. ATI is now more global than ever before. Direct international sales were 32% of total sales. Our key growth markets, namely aerospace and defense, oil & gas/chemical process industry, electrical energy, and medical, represented 67% of ATI sales. Growth in two of these key markets stood out. Sales to the medical market grew 90% and sales to the oil & gas market grew by more than 55% comparing 2010 to 2009.
     Segment operating profit improved by 26% to $356.5 million and net income attributable to ATI was $70.7 million, an increase of 123%, and represented $0.72 per share. Results for 2010 were impacted by $62 million of idle facility and start-up costs as well as a $60 million LIFO charge.
     Our safety performance continued to be world class.
     ATI ended 2010 with a strong balance sheet and $432 million of cash on hand. We generated positive cash flow from operations and invested $318 million in managed working capital, which is necessary to meet increasing market demand. We continued to modernize our facilities to enhance our manufacturing capabilities, making important self-funded strategic investments of $219 million.
     In January 2011, ATI issued $500 million of investment grade senior notes. The new senior notes along with $432 million of cash on hand at the end of 2010 and our $400 million undrawn, unsecured line of credit provide ATI with ample liquidity.
     The cash needs we expect in 2011 include: nearly $400 million to complete the acquisition of Ladish Co., additional investments in receivables with expected sales growth, capital investments in the range of $300 to $350 million, and debt maturities of approximately $125 million.
     Our strategy takes a long-term view while maximizing near-term performance. Our business model was challenged by the global financial crisis of late 2008 and 2009 and delays in the Boeing 787 Dreamliner. Yet, we came through the downturn as a profitable company with a strong balance sheet that enabled ATI to continue our investments in new manufacturing capabilities, innovative new products, and global marketing initiatives.
     I am pleased to report that after the transition year of 2010, ATI and our key growth markets are back on track. We believe strong secular growth resumes in 2011. We are focused and better positioned to achieve our strategy and growth objectives.
Competitive Advantage Exists for a Period of Time
T he transformation of ATI continues. Our markets are improving, and so is ATI. Today, ATI is a global company in a race to stay ahead. Our goal is to innovate faster than anyone in our industry.
     We understand that industry leadership and competitive advantage only exists for a period of time. In today’s global market, we cannot sit still. ATI continues to drive toward unsurpassed manufacturing capabilities, product innovation, and differentiation. We know how to do this. We also recognize that as a U.S.-based manufacturer we must be the best. We must operate in a fair and open market, while some of our foreign competitors do not.
     Today, we are better prepared to serve our markets with unsurpassed manufacturing capabilities and innovative new products. To meet the expected demands of our key growth markets, ATI is investing for the future. We have added capacity and capabilities for our titanium and titanium alloys as well as our nickel-based alloys and specialty alloys. ATI is innovating for the future. We have introduced new products that in many instances help our customers increase the speed and productivity of producing parts.
     At ATI, we understand that the ability to manufacture critical specialty metals for the aerospace and defense, oil & gas, electrical energy, and medical markets needs to remain a core competency of the United States. At this time, there just aren’t many others who can make the specialty metals that can stand up to such critical environments.
ATI’s Strategy is to be Bigger and Better
•	Identify secular growth trends

•	Focus on key global markets — become more global

•	Unsurpassed manufacturing capabilities — build it or buy it

•	Develop and introduce innovative products — invent it

•	Improve our cost structure

Identify Secular Growth Trends
E arly in the transformation of ATI to a leading global specialty metals company, we identified secular growth trends and key global markets that have a meaningful impact on the use of our products. Back then, we felt and continue to believe that the world’s population is growing and more people are moving into an expanding middle class. As a result of this demographic and economic trend, our key markets are growing far greater than global GDP.
     Growth in the aerospace market is being accentuated by strong growth in legacy aircraft and by the quantum leap in the use of titanium alloys in the next-generation aircraft and advanced specialty metals used in the next generation jet engines. In addition, jet engine spares demand is being driven by strong recovery in passenger and freight traffic and the growing size of the global fleet.
     Our products are vital in building the global infrastructure in growth markets such as oil & gas, chemical process industry, and electrical energy. The need for our products grows even faster as the search for energy moves to ultra-deep water, deep subsalt high-temperature high-pressure wells, severely sour oil and gas, and to unconventional processes requiring directional and horizontal drilling. Demand for our products from the medical market is strong because of the aging U.S. and European populations and the expansion of medical equipment and devices to the developing world.
     ATI’s diversified global market reach and diversified products are an advantage. In this fast-changing world, we can adapt and “move our periscope” to find the best available market for our products.
Focus on Key Global Markets — Become More Global
W e continue to expand our international reach and have a solid international base. ATI has been recognized as a global leader in the aerospace market for a long time. During the past few years, we focused on extending that leadership reputation into markets for corrosion resistant alloys used in the oil & gas, chemical process industry, and electrical energy markets.
     We have established ourselves as a global leader and reliable source of complex, difficult to produce specialty metals. ATI is known for our industry-leading product quality, reliability, and delivery performance.
     Recently, ATI received two of the largest orders in the history of our Company. This is a step change in our business.
     • One customer is in Korea. The order is for 5.5 to 6 million pounds of commercially pure (CP) titanium through our Uniti joint venture and is to be used in the world’s largest seawater desalination plant.
     • One customer is in Japan. This nearly $100 million order is for nickel-based alloy plate to be used in the largest sour gas pipeline ever built.
     Both orders are for projects destined for the Middle East. These two orders are expected to be shipped in 2011. ATI is well positioned to receive our share of similarly large orders for other projects that are under development.
     How does a U.S.-based manufacturing company build a global, industry-leading reputation?
     We have people on the ground in most areas of the world. Our sales people speak the language and understand the culture. They translate our customers’ needs and communicate those needs to the mill producing the product. They offer ATI’s unmatched broad range of corrosion-resistant alloys and closely work with the customer to select the optimum alloy for the project.
     Success depends on perseverance and close attention to detail both at the customer and at the mill. For ATI, our international customers have seen a steady history of doing more for them and doing it better. Our international business relies on a long supply chain. When things don’t go exactly to plan, we respond quickly and decisively. Customers trust us to deliver. We have earned this trust by providing top-level service.
Unsurpassed Manufacturing Capabilities — Build It or Buy It
W e believe in U.S. manufacturing and believe a U.S. manufacturer can compete in the global economy. To do so, ATI must have the most advanced specialty metals technology, offer innovative products, manufacture utilizing unsurpassed state-of-the-art capabilities, and have a competitive cost structure. This belief has driven our self-funded strategic capital investment strategy since 2004.
     Our strategy is to invest in the best equipment in the world. It requires our specialty metals technology and proprietary knowledge to run this equipment effectively. Since 2004, ATI invested $2.1 billion in capital expenditures and asset acquisitions. During the same period, we generated $2.3 billion in cash flow from operations which enabled ATI to self-fund these investments.
     • When I joined ATI, I did not like ATI’s position in the middle of the supply chain. We are now backward integrated into critical raw materials. We have built the world’s most advanced facilities to produce titanium sponge, zirconium sponge, and APT (ammonium paratungstate, the powder used to make tungsten products).
     • We added advanced melt furnaces for titanium and titanium alloys, nickel-based alloys and specialty alloys, and zirconium products.
     • We added a 10,000 ton open die forge press and a 700mm radial forge (both the largest and most powerful used in our industry). We also added conditioning, finishing, and inspection lines.
     • We upgraded and expanded our specialty plate facility.
     • We consolidated the specialty melt shops in our Flat-Rolled Products segment. We reduce a footprint and expect considerable cost savings and production efficiencies.
     • We nearly tripled the capacity of our STAL Precision Rolled Strip® joint venture in China. STAL is now much better positioned to benefit from China’s growing electronics and communications, and automotive parts manufacturing markets.
     • In the U.K., we added a new Precision Machining Facility that does value-added processing to our forged jet engine shafts and oil and gas drill collars.
     • We purchased assets that add advanced powder metals to our product portfolio.

     In June 2010, we announced the selection of Siemens VAI Metals Technologies (Siemens Industry, Inc.) to design, engineer, and supply the hot-rolling mill for our new advanced specialty metals hot-rolling and processing facility (HRPF) that is being built in Brackenridge, PA.
     Our new HRPF will provide unsurpassed manufacturing capability and unique versatility in the production of our broad range of alloys. It is designed to be the most powerful such mill in our industry and provide the capability of producing nearly all of the alloys we currently make and advanced new alloys and sizes that will add to our product portfolio.
     We expect our HRPF to further transform our Flat-Rolled Products segment operating performance across business cycles by significantly improving our cost structure and expanding our position in key markets. The project is expected to cost approximately $1.1 billion and be completed by the end of 2013.
     We are now seven years into ATI’s manufacturing asset transformation. A lot has been accomplished. When our HRPF is completed, ATI will be far along our strategic path towards creating a great global specialty metals company and we expect to have achieved up to a 10-year lead on our competition.
Develop and Introduce Innovative Products — Invent It
O ur strategy is to innovate faster than our competition. When a solution to a market need is identified, we invent it. Our industry-leading product portfolio continues to expand. New products are gaining traction in the marketplace:
     ATI 425® Alloy is the world’s first high-strength titanium alloy that can be continuously cold-rolled into sheet and strip. ATI 425 alloy sheet is an alpha-beta alloy that can be processed to a balance of properties that are better than the common titanium 6-4 alloy pack-rolled sheet. ATI 425 alloy has the potential to revolutionize and significantly expand the use of alloy titanium because it significantly reduces our customers’ cost of fabricating parts.
     ATI 718Plus® alloy is a groundbreaking new nickel-based superalloy that enables jet engine operating temperatures to be 100°F hotter than 718 alloy, which is the most common nickel-based alloy used in jet engines. ATI 718Plus alloy also improves our customers’ productivity and reduces the total cost of producing a part.
     In May 2010, we announced a long-term sourcing agreement with GE Aviation, an operating unit of General Electric Company, for the supply of ATI 718Plus alloy.
     Our expanded family of lean duplex, duplex, and super duplex stainless alloys provide our customers with additional options to consider for the optimum corrosion-resistant solution. An advantage of duplex alloys is a more stable price than conventional alloys as a result of lower nickel and molybdenum content. Duplex alloys also offer improved corrosion resistance and strength than comparable traditional stainless alloys.
     These high-strength duplex stainless alloys are used in offshore oil and gas production. ATI 2003® alloy is also used in architectural applications, such as the largest stainless roof in the world on the Doha International Airport.
     Titanium, nickel-based alloy, and specialty alloy fasteners are part of our continuing strategy to extend our reach into the aerospace airframe market. Our fastener strategy is an example of how we take alloys and product forms that we already make, package them, and move to a growth market. This is another example of how we “move our periscope” to find the best market for our technology and products.
Improve Our Cost Structure
I
n 2010 we improved our cost structure with over $135 million in gross cost reductions. This brings our seven-year total to over $960 million in gross cost reductions before the effects of inflation.
     Improving our cost structure is part of ATI’s DNA. We set yearly cost reduction targets in each year of every business cycle. We understand that continuous improvement is a race without a finish line. Great companies, particularly a U.S. manufacturer doing business throughout the world, must not only keep costs under control, but must get better each year.
     Operating and procurement costs generally account for 80% to 85% of our yearly cost reduction programs. Our capital projects nearly always have a cost reduction component.
2011 Outlook: Strong Secular Growth Resumes
S trength in our key growth markets give us confidence for 2011. We believe aerospace remains a growth market for ATI and we are bullish. Both Boeing and Airbus have announced planned increases to their production schedules, and have indicated further production increases are being considered.
     This increase in legacy production schedules for Boeing’s 737 and 777 as well as Airbus’ A320 and A330 create a step change in demand, particularly for our products used in jet engines and jet engine spare parts. In addition, the Boeing 787 Dreamliner and 747-8 are moving closer to production ramp, which creates demand for our jet engine and airframe products. Airbus also plans to ramp production of its A380 jumbo jet and the A350XWB launch is getting closer.
     We are also bullish on the oil & gas market. The global industry has announced record annual capital spending plans for 2011. Major spending is planned for deepwater projects and for new technology that enables development of shale oil and gas reserves.
     For the chemical processing market, during the first quarter 2011, we began to ship our CP titanium strip for the world’s largest seawater desalination facility.
     We expect to realize the benefits of improving efficiencies, new facilities, products, and capabilities. We have again targeted a minimum of $100 million in gross cost reductions in 2011. Capital expenditures are forecasted at between $300 and $350 million, as the construction of our hot-rolling and processing facility moves forward. Our U.S. defined pension plan is fully funded.

Key Executive Changes
T his is an extraordinary time to be in the specialty metals business. To me, this is a renaissance period unlike any I have been though during my 40+ year career in the metals business. I expect demand to be strong for a long time.
     This is my final letter to you. I plan to retire as Chairman and Chief Executive Officer, effective May 1, 2011. During my seven-and-one-half year career at ATI, I have seen enormous change and development at this Company. ATI has been transformed into a stronger, more efficient, more global diversified specialty metals company. We have an outstanding team in place that can continue the transformation of ATI and implement our strategies. The Company is well-positioned for continued profitable growth.
     Now is the right time for change in leadership. I am confident that Rich Harshman, who has been selected by the Board of Directors to be ATI’s next Chairman, President and Chief Executive Officer, is the right person for the job. Rich and I have been working closely together to establish and implement ATI’s annual business plans and long-term strategies. His judgment, business acumen, and intimate knowledge of ATI make Rich exceptionally well qualified to lead ATI.
     I am confident that Rich’s values, leadership ability, and commitment to continuing the implementation of ATI’s plans and strategies will enable ATI to achieve new heights of success in the future.
     Jon Walton, Executive Vice President, Human Resources, Chief Legal and Compliance Officer, and Corporate Secretary, plans to retire effective May 1, 2011.
     Jon has been a key member of the executive leadership of ATI. As a trusted counselor and advisor to me, his broad-based experience and knowledge of ATI have been invaluable in transitioning ATI into a leading specialty metals company and a globally strong competitor. He has been instrumental in the development of people for ATI, and in the succession planning process that insures the selection of ATI’s leaders of the future.
     In addition, effective February, 2011, Lynn Davis retired as Group President, ATI Primary Titanium Operations. We thank Lynn for his many contributions to ATI over the years.
Positioned to Capitalize on What We Do Well
W e are positioned to capitalize on what we do well. Our future is being invented by the people of ATI, and our technology and product diversification, both in terms of alloys and product forms. ATI has long been a leader in specialty metals technology and our capital investments and new alloy invention are aimed at maintaining and enhancing our mission-critical role.
     Our future is being driven by the demands of the world’s citizens — for mobility, manufactured goods, clean air and water, and a modern infrastructure — and by our customers who make the products to meet these demands. ATI and our customers together are focused on developing the technology and products that enable social progress and industrial development.
     We have a defined view of the future and we have the financial means and people to continue to move ATI forward.
Value-Based Leadership
V alue-Based Leaders are the true difference in companies that move people to new levels of achievement and success. I look for the leaders within ATI to move this company forward by demonstrating these key attributes as individuals:
•	Integrity as the Cornerstone of Leadership...being honest and forthright in everything. Empowering people to trust, communicate, and take action within established boundaries.

•	Accountability for outcomes that ensure the long-term success of ATI.

•	Safety and Health and Environmental Compliance are the prerequisites to all operations.

•	Product Quality and Excellence is demonstrated in everything we do.

•	Technology, Creativity, Learning, and Freedom of people to reach their individual potential is the culture of the company.
     In Building the World’s Best Specialty Metals Company®, we focus on markets whose prospects are largely tied to long-cycle industries that are currently in what we see as the early stages of long-term growth.
     In Building the World’s Best Specialty Metals Company, we aim to do more, make our products better, and implement and execute faster through the ATI Business System (ATIBS). ATIBS drives our lean manufacturing initiatives, improves safety, quality and yields, further reduces overhead cost structures and delivers excellent customer reliability and service.
I want to personally thank our stockholders, our Board of Directors, our employees, and the communities in which we operate our businesses for their continued support of ATI.
/s/ L. Patrick Hassey
L. Patrick Hassey
Chairman and Chief Executive Officer